EXHIBIT 23.1





            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



Plan Administrator
Cytec Employees' Savings and Profit Sharing Plan



      We consent to the incorporation by reference in the registration statements (Nos. 33-80710, 33-83576, 33-85666, 333-62287, 333-11121, 333-107221,
333-45577 and 333-122195) on Form S-8 and (Nos. 333-03808, 333-51876, 333-52011
and 333-127507) on Form S-3 of Cytec Industries, Inc. of our report dated June 22, 2006 on the financial statements and supplemental schedules of Cytec Employees' Savings and Profit Sharing Plan, which is included in this annual report (Form 11-K) as of and for the year ended December 31, 2005.




AMPER, POLITZINER & MATTIA, P.C.

June 26, 2006
Bridgewater, New Jersey


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